CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Hartford Alternative Strategies Fund does hereby certify, to such officer’s knowledge, that:

The Annual report on Form N-CSR of The Hartford Alternative Strategies Fund for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 14, 2011	By:	/s/ James E. Davey
James E. Davey
Its: President

Date: December 14, 2011	By:	/s/ Tamara L. Fagely
Tamara L. Fagely
Its: Vice President, Controller and Treasurer

A signed original of this written statement required by Section 906 has been provided to The Hartford Alternative Strategies Fund and will be retained by The Hartford Alternative Strategies Fund and furnished to the Securities and Exchange Commission or its staff upon request.